SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant       ☒

Filed by a Party other than the Registrant       ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

WORLD SURVEILLANCE GROUP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

WORLD SURVEILLANCE GROUP INC.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2014

The Annual Meeting of Stockholders of World Surveillance Group Inc. (“ WSGI ” or the “ Company ”) will be held at the Radisson Resort at the Port, located at 8701 Astronaut Boulevard, Cape Canaveral, Florida 32920, on Tuesday, July 29, 2014 at 10:00 a.m., local time, to consider and act upon each of the following matters, as more fully described in the accompanying proxy statement (the “ Proxy Statement ”):

1.	To elect the member named in the Proxy Statement to the Board of Directors to serve for a three-year term as a Class I Director.

2.	To vote on a nonbinding advisory resolution approving the Company’s executive compensation.
3.	To ratify the appointment of the Company’s independent registered public accounting firm, Rosen Seymour Shapss Martin & Company LLP.
4.	To transact such other business as may properly come before the meeting and any adjournments thereof.
 Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on June 2, 2014, the record date fixed by the Board of Directors for such purpose.

 You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors

Barbara M. Johnson
Secretary

Kennedy Space Center, Florida
June 16, 2014

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure that your vote is counted at the Annual Meeting. No postage need be affixed if the proxy is mailed in the United States. If you receive the proxy materials by mail or email, you may rather choose to vote via the Internet using either a computer or a smartphone, in person or by telephone.  If you are not able to join us in Cocoa Beach on July 29, 2014, you will have the ability to listen and cast your vote electronically on the Internet during the meeting at www.virtualshareholdermeeting.com/wsgi2014. Please refer to the enclosed Proxy Statement for instructions on how to vote your shares.

PROXY STATEMENT FOR
2014 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING EXECUTIVE OFFICERS	17

Summary Compensation Table	19

Summary of Agreements with Named Executive Officers	20

Outstanding Equity Awards at Fiscal Year-End	21

Option Exercises and Stock Vested Table	22

Potential Payments upon Termination or Change of Control	22

Compensation Committee Interlocks and Insider Participation	23

Certain Relationships and Related Transactions	23

PROPOSAL II – TO VOTE ON A NONBINDING ADVISORY RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION	24

PROPOSAL III – TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP	25

Independent Registered Public Accounting Firm for Fiscal Year 2014	25

Principal Accountant Fees and Services	25

Fees for Services	25

Audit Committee Pre-Approval Policy	26

OTHER MATTERS	26

Expenses and Solicitation	26

Section 16(a) Beneficial Ownership Reporting Compliance	26

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting	26

WORLD SURVEILLANCE GROUP INC.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2014

June 16, 2014

GENERAL INFORMATION

Why am I receiving these Proxy Materials?

The Company has made these Proxy Materials (as defined below) available to you on the Internet or, upon your request, has delivered printed versions of these Proxy Materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on Tuesday, July 29, 2014 at 10:00 a.m., Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. These Proxy Materials were first sent or given to stockholders on June 16, 2014. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement as promptly as possible to ensure that your vote is counted at the Annual Meeting. The Annual Meeting will be held at the Radisson Resort at the Port located at 8701 Astronaut Boulevard, Cape Canaveral, Florida 32920.

Why did I receive a notice in the mail regarding the Internet availability of Proxy Materials instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “ SEC ”), the Company has elected to provide access to its Proxy Materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “ Notice ”) to the Company’s stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice or to request to receive a printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the Proxy Materials on the Internet to help reduce the environmental impact of its annual meetings.

What is included in these materials?

These Proxy Materials include:

•	This Proxy Statement for the Annual Meeting; and

•
The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014 (the “ Annual Report ” and together with the Proxy Statement, the “ Proxy Materials ”).

If you requested printed versions of these Proxy Materials by mail, these Proxy Materials also include the proxy card or vote instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

Shareholders will vote on three items at the Annual Meeting:

•	To elect the member named in the Proxy Statement to the Board of Directors to serve for a three-year term as a Class I Director (Proposal I);

•	To vote on a nonbinding advisory resolution approving the Company’s executive compensation (Proposal II); and

•	To ratify the appointment of the Company’s independent registered public accounting firm, Rosen Seymour Shapss Martin & Company LLP (Proposal III).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” the nominee to serve as a Class I Director (Proposal I);

•	“FOR” Proposals II and III.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815. The Company’s main telephone number is (321) 452-3545.

What is the Company’s fiscal year?

The Company’s fiscal year ends on December 31. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company’s fiscal calendar.

I share an address with another shareholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, the Proxy Materials to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, the Proxy Materials to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the Proxy Materials, stockholders may write or call the Company at the following address and telephone number:

World Surveillance Group Inc.
Mail Code: SWC
Kennedy Space Center, FL 32899
Attn: General Counsel
(321) 452-3545

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the Proxy Materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s Proxy Materials for the Annual Meeting; and

•	Instruct the Company to send future Proxy Materials to you by email.

The Company’s Proxy Materials are also available on the Company’s website at www.wsgi.com/SEC Filings.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s Common Stock has one vote on each matter. Only stockholders of record as of the close of business on June 2, 2014 (the “ Record Date ”) are entitled to receive notice of, to attend and to vote at the Annual Meeting. As of April 7, 2014, there were 695,257,033 shares of the Company’s Common Stock issued and outstanding, held of record by 710 stockholders and numerous other beneficial stockholders.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer (“AST ”), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the Proxy Materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the Proxy Materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet using either a computer or a smartphone by following the instructions provided in the Notice or the Proxy Materials.

•	By Telephone. If you request copies of the Proxy Materials by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the Proxy Materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

Please see the proxy for complete instructions on how to vote your shares.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•
In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet using either a computer or a smartphone by visiting www.proxyvote.com and entering the control number found in the Notice.

•	By Telephone. If you request copies of the Proxy Materials by mail or email, you may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. If you request printed copies of the Proxy Materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Please see the proxy for complete instructions on how to vote your shares.

If I want to vote my shares electronically during the Annual Meeting, what must I do?

If you attend the Annual Meeting online, you will need to provide your 12-Digit Control Number, located on your proxy card, which identifies you as a stockholder of record.  Stockholders voting via the Internet will need to follow the instructions at www.proxyvote.com or www.virtualshareholdermeeting.com/wsgi2014 in order to vote.  Votes submitted in person or via the Internet by a stockholder will revoke any previous votes submitted by proxy.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxies will vote your shares in the manner recommended by the Board and therefore FOR the nominee to serve as a Class I Director (Proposal I), and FOR Proposals II and III as presented in this Proxy Statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Rosen Seymour Shapss Martin & Company LLP as the Company’s independent registered public accounting firm (Proposal III) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal III. Each of the other Proposals are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on each of the other Proposals.

What is the voting requirement to approve each of the proposals?

For Proposal I, directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting and the nominee receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected as a Class I Director to serve a three year term and until his or her successor is duly elected and qualified. Any stockholder submitting a proxy has a right to withhold authority to vote for a nominee by indicating this in the space provided on the proxy.

Approvals of each of the other Proposals requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting, assuming a quorum is present.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each Proposal, and therefore broker non-votes and abstentions have no effect on the Proposal relating to the election of the Class I Director. In the case of each of the other Proposals, abstentions and broker non-votes have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

What are the effects of the advisory votes on executive compensation?

The Company is providing stockholders with the opportunity at the annual meeting to vote on an advisory resolution regarding the compensation of its named executive officers as disclosed in the Company’s Proxy Statement under the heading “Information Concerning Executive Officers,” commonly known as “Say-on-Pay.”  While the Say-on-Pay vote is non-binding, and thus advisory in nature, the Company’s Board and Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to the Company’s General Counsel at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815 if delivered by hand or courier or Mail Code: SWC, Kennedy Space Center, FL 32899 if mailed.

Who will serve as proxies?

The persons named as proxies, Glenn D. Estrella and Barbara M. Johnson, were selected by the Board and are officers of the Company.

Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions (“ Broadridge ”) will serve as the inspector of election and will tabulate the votes using an automated system. The vote on each matter submitted to the stockholders at the Annual Meeting will be tabulated separately.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed Proxy Materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, letter, facsimile or email on the Company’s behalf. The Company may also engage a proxy solicitor to assist in the solicitation of proxies from stockholders.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to stockholders as of the Record Date. Admission to the Annual Meeting will be on a first-come, first-served basis. Please email Barbara Johnson at bjohnson@wsgi.com if you plan to attend. Registration will begin at 9:00 a.m. Eastern Standard Time on the date of the Annual Meeting, and each shareholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date. The use of cell phones, smartphones, pagers, cameras, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

To attend the Annual Meeting on the Internet, visit www.virtualshareholdermeeting.com/wsgi2014.  To enter the meeting and vote, you must use your 12-Digit Control Number printed on your proxy card.  Stockholders of record will be able to vote their shares electronically.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders must be received no later than February 11, 2015. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “ Exchange Act ”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s General Counsel by mail at Mail Code: SWC, Kennedy Space Center, FL 32899, by facsimile at (321) 452-8965 or by email at bjohnson@wsgi.com.

Requirements for Stockholder Proposals to Be Brought Before the 2015 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders, must be delivered to the Company’s General Counsel by mail at Mail Code: SWC, Kennedy Space Center, FL 32899, by facsimile at (321) 452-8965 or by email at bjohnson@wsgi.com not earlier than the close of business on January 13, 2015 and not later than the close of business on February 11, 2015. In addition, your notice must set forth the information required by the Company’s by-laws with respect to each director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders.

If, however, notwithstanding the requirements of the Company’s by-laws, the proposal is brought before the 2015 annual meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2015 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal will be marked as received by the Company, it is suggested that stockholders submit their proposals by Certified Mail—Return Receipt Requested.

OWNERSHIP OF SECURITIES

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 7, 2014 by:

•	each person or entity who is known by the Company to beneficially own more than 5% of its Common Stock (based solely on the Company’s review of SEC filings);

•	each of the Company’s directors, nominees to become a director and executive officers named in the Summary Compensation Table (the “Named Executive Officers”); and

•	all of the current directors and executive officers of the Company as a group.

Unless otherwise indicated, the address of each person or entity named in the table is c/o World Surveillance Group Inc., State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options or warrants that are exercisable by that person within 60 days of April 7, 2014. However, the shares of Common Stock underlying such options or warrants exercisable by a person or entity are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 695,257,033 shares of the Company’s Common Stock outstanding as of April 7, 2014.

	Amount and	Percent of
	Nature of	Common
	Beneficial	Stock
Name of Beneficial Owner	Ownership(1)	Outstanding

Wayne P. Jackson	3,750,000	*
Anita S. Hulo	1,000,000	*
Kevin S. Pruett	1,500,000	*
Felicia Hess (2)	54,451,846	7.7%
Glenn D. Estrella	47,911,899	6.5%
Barbara M. Johnson	37,492,308	5.1%
W. Jeffrey Sawyers	22,000,000	3.1%
All executive officers and directors as a group (7 persons) (2)	168,106,053	21.0%

*	Less than 1%

(1)
Includes shares of Common Stock which have not been issued but are subject to options and warrants which either are presently exercisable or will become exercisable within 60 days of April 7, 2014, as follows: General Jackson – 750,000 shares; Ms. Hulo –  500,000 shares; Mr. Pruett – 450,000 shares; Ms. Hess – 7,451,846 shares; Mr. Estrella – 45,758,975 shares; Ms. Johnson – 36,492,308 shares; and Mr. Sawyers – 22,000,000 shares.

(2)
This group is comprised of all the Company’s current executive officers and directors. Includes an aggregate of 113,403,129 shares of Common Stock underlying options and warrants that are presently exercisable or will become exercisable within 60 days of April 7, 2014 by the executive officers and directors as a group.  Ms. Hess resigned as a Director of the Company in May 2014.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of four members, two of whom are independent, non-employee directors. The Board of Directors is divided into three classes. Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years. The present term of the Class I Director expires at the Annual Meeting. The Board of Directors has nominated General Wayne P. Jackson for re-election as a Class I Director. The Board of Directors knows of no reason why General Jackson should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person(s), or for fixing the number of directors at a lesser number. General Jackson has consented to being named in this Proxy Statement as a nominee to be a Class I Director and to serving in that capacity, if elected. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the one Nominee named in the Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the election of Wayne P. Jackson.

The following table sets forth, for the nominee to be elected at the Annual Meeting and for each director whose term of office extends beyond the Annual Meeting, the year the nominee or director was first appointed or elected a director, the principal occupation of the nominee or director during at least the past five years, any other public company boards on which the nominee or director serves or has served in the past five years, the nominee’s or director’s qualifications to serve on the Board and the age of the nominee or director. In addition, included in the information presented below is a summary of each nominee’s or director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director.

Class I Director (Term Expires at 2014 Annual Meeting)

Nominee’s Name and Year	Position and Principal Occupation and Business Experience
First Became Director	During the Past Five Years

Wayne P. Jackson (2009)
Director

Wayne P. Jackson, 84, has served as a Director of the Company since April 2009, and is a member of our Audit and Compensation Committees; General Jackson is the Chairman of our Compensation Committee. Major General Jackson had a 37-year career with the United States Army, Air Force and Navy, retiring from active duty in 1984. During his military career, General Jackson served in various overseas theaters of operations and in a variety of assignments. He commanded Aviation, Civil Affairs, Infantry, Military Intelligence, Signal Corps and Special Forces units, as well as holding two General Office Commands and a position as the Director of Counterintelligence and Security, Headquarters Department of the Army. In addition, General Jackson also served as Chief, Division of Probation Administrative Office of the United States Court, Washington, D.C. General Jackson has been awarded the Parachute Badge, the Expert Infantry Badge and the Master Aviator Badge. His decorations include the Distinguished Service Medal, the Meritorious Service Medal, the Army Commendation Medal and several other military awards and decorations.

General Jackson has remained an active member of the defense and intelligence communities and contributes extensive military industry experience relevant to the needs and requirements for the Company’s products by the Company’s primary initial target customer. For these reasons, we believe General Jackson has the requisite set of skills and experience to serve as a valuable member of our board of directors and its committees on which he serves.

Class II Director (Term Expires at 2015 Annual Meeting)

Kevin S. Pruett (2011)	Director

Kevin S. Pruett, 55, has served as a director of the Company since June 2011 and is a member of our Audit and Compensation Committees; Mr. Pruett is the Chairman of our Audit Committee. Mr. Pruett has a successful 28-year record of accomplishment managing government and commercial technology businesses. He is currently Vice President for the Aerospace Sciences and Engineering Division of ENSCO, Inc. in Cocoa Beach, Florida. In this capacity, he manages multiple aerospace and aviation programs as well as overseeing the company’s meteorological science business with clients such as NASA, National Weather Service, US Air Force Federal Aviation Administration and other commercial aerospace and aviation clients.  Prior to joining ENSCO in 2004, Mr. Pruett spent 18 years with Harris Corporation in the financial management, contract management and business development areas. He received multiple awards for consistent outstanding performance as a top Harris Business Development professional. Mr. Pruett was also the Program Director for wireless asset tracking products at Terion, Inc., a venture start-up formed by Harris and Penske Corporation. Mr. Pruett began his career with Rockwell International in Downey, California as a Cost Analyst on the Space Shuttle Program in 1982.  Mr. Pruett received a BSBA degree from the University of Florida in 1981 and earned his MBA, with a concentration in contract management, from Florida Tech in 1987. Mr. Pruett also achieved a professional designation as a Certified Professional Contract Manager (CPCM) from the National Contract Management Association in 1992.  Mr. Pruett is a member of the Board of Directors for Health-First Inc. He is also a member of the Board of Director for Health-First Health Plans Inc. Mr. Pruett served three terms as City Commissioner for Cocoa Beach, Florida. Prior to his election, he served two years as chairperson for the Cocoa Beach Board of Adjustment. He is also a member of the Brevard County Civilian-Military (CivMil) Organization.

As reflected in the biographical information summarized above, Mr. Pruett contributes valuable executive and operating experience, in addition to extensive financial and accounting skills, making him qualified to be our Audit Committee Financial Expert.  For these reasons, we believe Mr. Pruett has the requisite set of skills and experience to serve as a valuable member of our board of directors and its committees on which he serves.

Class III Directors (Terms Expire at 2016 Annual Meeting)

Glenn D. Estrella (2010)	Director, President and Chief Executive Officer

Glenn D. Estrella, 51, has served as a Director of the Company since November 2010. In addition, commencing June 2010, Mr. Estrella has served as the Company’s Chief Executive Officer and he was appointed President of the Company in October 2010. Mr. Estrella also serves as a Director of our three wholly owned subsidiaries, Global Telesat Corp. (“GTC”), WSGI Corp., and Lighter Than Air Systems Corp. (“LTAS”). Mr. Estrella served as Chief Financial Officer and Treasurer from June 2010 until February 2011. From 2008 to 2009, Mr. Estrella served as Chief Administrative Officer and Senior Vice President at Fidelity Investments. From 1983 to 2008, Mr. Estrella held a variety of positions at JP Morgan, including Senior Vice President and Head of JP Morgan Chase’s Latin America and Australia Trust Company; Chairman and Chief Executive Officer of JP Morgan Systems and Services Technology; and Global Head of Client Services and Managing Director of JPMorgan Clearance and Agency Company. Prior to that, Mr. Estrella served in several roles at Chase Manhattan Bank.

Mr. Estrella contributes valuable executive and operating experience, in addition to providing global experience turning around businesses by driving profitable growth. For these reasons, we believe Mr. Estrella has the requisite set of skills and experience to serve as a valuable member of our board of directors.

Anita S. Hulo (2011)	Director

Anita S. Hulo, 48, has served as a director of the Company since June 2011. Ms. Hulo has served as general manager of EastCor Engineering, LLC, a small engineering company located in Maryland since June 4, 2007 where she is responsible not only for personnel but all contracts, security and the overall operations of the company. Prior to her position at Eastcor, she was a deputy program director for L-3 Titan Corporation from July 2003 to June 2007.  Before L-3, she served 4 years in the US Army where she spent most of her time in leadership roles.  While in the Army, she coordinated station briefs and represented the foreign relations office by providing over 350 station overview briefs for individual visitors to include 15 flag officers, and civilian and foreign dignitaries. She directed the operation of 17 parabolic dish antennas and redirected collection posture in response to national and time-sensitive changes in tasking.  Before the Army, she directed three outpatient counseling offices in southwest Louisiana.  Ms. Hulo has a Bachelors degree in Psychology from the University of Louisiana at Lafayette and a Masters in Technology Management from University of Maryland.

Ms. Hulo contributes valuable management skills as well as having numerous contacts in the defense and military industries. For these reasons, we believe Ms. Hulo has the requisite set of skills and experience to serve as a valuable member of our board of directors.

Arrangements or Understandings Regarding the Selection of Certain Directors

None of our current directors were appointed pursuant to any arrangements or understandings regarding the selection or appointment of our directors.  Pursuant to the stock purchase agreement we entered into in connection with the acquisition of GTC, Growth Enterprise Fund, S.A. has the right to appoint two (2) additional directors to our board of directors, each of whom must satisfy the independence requirements of the SEC and NASDAQ until the earlier of the date the purchase price, including the earn-out payments, is paid in full or the third (3rd) anniversary of the closing date (as such terms are defined in the stock purchase agreement).  Growth Enterprise has not yet designated anyone for appointment to the board of directors.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board of Directors has determined that General Jackson and Mr. Pruett are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act. In making this determination, the Board of Directors affirmatively determined that none has any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Availability of Corporate Governance Documents

The Company has adopted a Code of Ethics and Business Conduct (the “ Ethics Policy ”) that is applicable to all directors and all employees of WSGI, including executive officers. A copy of the Ethics Policy is available on the Company’s website at www.wsgi.com under the “Governance Documents” section. The Company intends to disclose any changes to and waivers from the Ethics Policy by posting such information on its website or by filing a Current Report on Form 8-K within four business days of any such amendment or waiver.

Board Meetings

The Company’s Board of Directors met fourteen times during the fiscal year ended December 31, 2013. During the fiscal year ended December 31, 2013, each director other than Mr. Pruett attended or participated in at least 75% or more of the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and the total number of meetings of all the committees of the Board on which they served (during the periods that such person served). The Company has a policy that the members of the Board of Directors attend annual meetings of stockholders.

Board Leadership Structure

The Board oversees the Company’s Chief Executive Officer and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. While the Company’s Chief Executive Officer serves as a director of the Company, the Board includes two independent members. The Board has adopted this structure to strike an effective balance between management and leadership participation in the Board process and to enhance the ability of the Board to carry out its roles and responsibilities on behalf of stockholders. The independent directors serve as the interface between the senior management of the Company and the rest of the Board. The independent directors establish goals for the Chief Executive Officer each fiscal year and conducts the annual Chief Executive Officer evaluation.  The Company expects to hire a new independent Chairman of the Board this year.

Board Oversight of Risk

The Board oversees our business and strategic risks, as well as the risks associated with our corporate governance practices and the process governing the nomination of members of the Board, since the Board does not yet have a standing Nominating and Corporate Governance Committee. The Audit Committee oversees financial reporting and financial compliance risks confronting us.  The Compensation Committee oversees the risks associated with our compensation policies and practices (including performance-based compensation and change of control and termination of employment plans and risks).  While the Board and its committees oversee risk management strategy, management is responsible for implementing, and supervising day-to-day risk management processes and reporting to the Board on such matters.

The Company provides a detailed description of the risk factors impacting its business in its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its other reports and statements filed with the SEC.

Board Committees

The Board has standing Audit and Compensation Committees but does not yet have a standing Nominating and Corporate Governance Committee. The full Board carries out the duties and responsibilities normally carried out by a nominating and corporate governance committee.  We intend to add independent members to our board of directors in 2014. At such time as the number of directors on the Board that qualify as independent has increased, we intend on establishing a Nominating and Corporate Governance Committee, which shall have a separate charter detailing its role, responsibilities and governance.

Audit Committee

The Audit Committee was established in January 2011 and currently has two members, Wayne P. Jackson and Kevin S. Pruett, who each meets the independence requirements of the SEC as described above.  Mr. Pruett is the Chairman of the Audit Committee.  The Board appointed General Jackson and Mr. Pruett to the Audit Committee after determining that each is also financially literate.  The Audit Committee is currently governed by a committee specific charter that details its role, responsibilities and governance.  Mr. Pruett qualifies as an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act.  The Audit Committee’s oversight responsibilities include matters relating to our financial disclosure and reporting process, including the system of internal controls, the performance of our internal audit function, compliance with legal and regulatory requirements, the approval of related party transactions, and the appointment and activities of (including the pre-approval of all services offered or performed by) our independent registered public accounting firm. Actions taken by the Audit Committee are reported to the Board, usually at the next Board meeting following a committee meeting. The Audit Committee met four times and acted by written consent twice during fiscal 2013.

Nominating and Corporate Governance Committee

We do not yet have a standing Nominating and Corporate Governance Committee, but plan to establish such a committee upon the appointment of additional members of the Board who are independent. None of Mr. Estrella or Ms. Hulo is an independent director.  The Board currently performs the functions that such a committee would perform and each director participates in identifying qualified individuals to become directors, making recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitoring the process to assess the Board’s effectiveness, considering director nominees and overseeing our corporate governance policies.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Board takes into account many factors, including whether the individual meets the requirements for independence, professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age. The Board evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of the Company’s business and represent stockholder interests. The Board does not assign specific weights to particular criteria for prospective nominees. The Company believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Procedures for Stockholders to Recommend Director Candidates

The Board will consider director candidates received from security holders under the criteria set forth above. Stockholders wishing to suggest candidates to the Board for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the Company’s General Counsel at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815 if by hand or courier delivery, or to Mail Code: SWC, Kennedy Space Center, FL 32899 if by mail delivery. Stockholders wishing to nominate directors may do so by submitting a written notice to the Company’s General Counsel at the same address in accordance with the nomination procedures set forth in the Company’s by-laws. The procedures are summarized above in this Proxy Statement. The Board does not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above. The Committee did not receive any stockholder nominee recommendations for the Annual Meeting.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Company’s General Counsel, if directed to the Board as a whole, or to an individual director, if directed to that particular Board member, care of the Company’s General Counsel at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815 if by hand or courier delivery, or to Mail Code: SWC, Kennedy Space Center, FL 32899 if by mail delivery. Unless such communication is addressed to an individual director, the Company will forward any such communication to each of the directors. The General Counsel will forward all communications to the Board, provided, however, that the General Counsel reserves the right not to forward any abusive, threatening or otherwise inappropriate materials.

Compensation Committee

The Compensation Committee was established in July 2011 and currently has two members, Wayne P. Jackson and Kevin S. Pruett, who each meets the independence requirements of the SEC as described above.  General Jackson is the Chairman of the Compensation Committee.  None of Mr. Estrella or Ms. Hulo is an independent director. The Compensation Committee is currently governed by a committee specific charter that details its role, responsibilities and governance. The Compensation Committee reviews the compensation arrangements for our executive officers, including the CEO, administers our equity compensation arrangements and reviews the compensation of the Board. Actions taken by the Compensation Committee are reported to the Board, usually at the next Board meeting following a committee meeting. The Compensation Committee met four times and acted by written consent twice during fiscal 2013.

We structure our executive compensation to retain our key individuals and reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to this philosophy. The Compensation Committee is responsible for designing an executive compensation program that retains our key individuals and rewards the achievement of financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation provides a structure in which executives are rewarded for achieving results that the Compensation Committee believes will enhance stockholder value.  The Compensation Committee believes that stockholder interests are best served by compensating employees at industry competitive rates, enabling us to attract and retain the best available talent and recognize superior performance while providing incentives to achieve overall business and financial objectives. By doing so, the Compensation Committee believes that our ability to achieve financial and non-financial goals is enhanced.

When making compensation decisions, the Compensation Committee begins with a review of each compensation component for our Chief Executive Officer. This review includes the dollar amount of each component of compensation payable to the Chief Executive Officer related to the relevant period, together with the related goals for performance-based compensation. The overall purpose of this is to review all of the elements of fixed and contingent compensation, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate amount of actual and projected compensation.

The Compensation Committee discusses this review with the Chief Executive Officer, who provides input to the Compensation Committee on the reasonableness, feasibility and effectiveness of the compensation components proposed by the Compensation Committee. The Chief Executive Officer then creates similar compensation component reviews for the other executive officers, presenting compensation recommendations of both base and performance-based compensation related to the relevant period, together with the associated performance metrics. These recommendations are then reviewed and, once agreed upon, approved by the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended compensation to executives and exercises this discretion in active consultation with the Chief Executive Officer.

The Compensation Committee endeavors to establish a compensation program that is internally consistent and equitable in order for us to achieve our overall corporate objectives.

Compensation of Directors

During the fiscal year ended December 31, 2013, directors who were employees of the Company received no cash or stock compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. During Fiscal 2011, we entered into new director compensation agreements for our non-employee directors: each director other than the Chairman of the Board is entitled to 100,000 shares of Common Stock per quarter and no cash compensation for their services as a director, and each Chairman of a Board committee is entitled to an additional 50,000 shares of Common Stock per quarter.  The Company’s former Chairman of the Board, Anthony R. Bocchichio, resigned in September 2013 and entered into a Settlement Agreement with the Company pursuant to which he was issued 600,000 shares of the Company’s common stock and was due $17,500.

Director Compensation
Fiscal Year 2013

	Fees Earned
	Or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name (1)	($)	($)(2)	($)(3)	($)	($)
Anthony Bocchichio (4)	20,000	8,340	-	-	28,340
Wayne P. Jackson	-	-	9,370	-	9,370
Anita S. Hulo	-	-	6,246	-	6,246
Kevin S. Pruett	-	3,150	6,735	-	9,885

(1)
Neither Mr. Estrella, who joined the Board in November 2010 and who is an executive officer of the Company, nor Ms. Hess, who joined the Board in March 2013, received any additional compensation for their services as directors.  Ms. Hess resigned as a director of the Company in May 2014.

(2)
The amounts reported in the “Stock Awards” column of the table above reflects the aggregate grant date fair value. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements.

(3)
The amounts reported in the “Option Awards” column of the table above reflect the aggregate grant date fair value based on a Black Scholes model valuation as of the grant date. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements.

(4)
Mr. Bocchichio resigned as a director of the Company and its Chairman in September 2013.  The Company issued him 600,000 shares of common stock, and owes him $17,500, pursuant to his settlement agreement.

Report of the Audit Committee

The Audit Committee currently consists of General Wayne P. Jackson and Kevin S. Pruett, both of whom are independent directors under the SEC audit committee structure and membership requirements. The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain, oversee the work performed by, and pre-approve the scope and fees related to work performed by, the Company’s independent registered public accounting firm;
•	Assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information and reports that will be provided by the Company to the SEC and its stockholders;

•	Monitor the integrity of financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;

•	Approve any related-party transactions; and
•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee any issues resulting from the audit or otherwise that the independent registered public accounting firm believes should be raised with the Committee.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services. The Company maintains a pre-approval policy that mandates that the Audit Committee approve all services and budgets in advance, and that the Audit Committee be provided with updates on actual fees.

For fiscal year 2013, the Audit Committee reviewed and discussed the audited consolidated financial statements and met with both management and Rosen Seymour Shapss Martin & Company LLP (“ RSSM ”), the Company’s independent registered public accounting firm, to discuss such consolidated financial statements. Management has represented to the Audit Committee that (i) the 2013 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, (ii) that there were certain control deficiencies in the design or operation of the Company’s internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (iii) there was no fraud, whether or not material, that involved management or other employees who have a significant role in the Company’s internal controls. A plan to address such control deficiencies was discussed by management and RSSM with the Audit Committee.

The Committee has received from, reviewed and discussed with RSSM the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding RSSM’s communications with the Audit Committee concerning independence, and has discussed with RSSM their independence from the Company. The Committee also discussed with RSSM the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “ Communications with Audit Committees.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Audit Committee also decided to retain Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm for the 2014 fiscal year.

Respectfully Submitted By The Audit
Committee Of The Board Of Directors

Wayne P. Jackson
Kevin S. Pruett, Chairman

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this Audit Committee Report appears, except to the extent that the Company specifically incorporates this Audit Committee Report or any portion of it by reference. In addition, this Audit Committee Report shall not be deemed to be filed with the SEC under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Mr. Estrella, the Company’s Chief Executive Officer, President and Director, whose biographical information is set forth under “Class III Directors (Terms Expire at 2016 Annual Meeting),” the Company’s executive officers are:

Executive Officer’s	Position and Principal Occupation and
Name	Business Experience During the Past Five Years

Barbara M. Johnson	Vice President, General Counsel and Secretary

Barbara M. Johnson, 48, joined the Company on October 6, 2010 as the Vice President, General Counsel and Secretary. From 2006-2008, Ms. Johnson was a Partner in the Business & Technology Group at Choate Hall & Stewart, LLP and prior to that, Ms. Johnson served from 1993 to 2008 as a Partner and Associate in the Business Practice Group at Testa, Hurwitz & Thibeault, LLP, both large, full service law firms. Ms. Johnson advised early and later stage multi-national and international public and private companies and specialized in working with such companies to negotiate and consummate various public and private equity and debt financings, implement corporate governance, SEC reporting and ethics compliance programs, and consummate acquisitions and dispositions of companies through mergers, sale or purchase of assets or other strategic combinations.

W. Jeffrey Sawyers
Chief Financial Officer and Treasurer

W. Jeffrey Sawyers, 58, joined the Company on February 8, 2011 as the Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Sawyers served from 2008 to 2010 as the Corporate Controller for Tijuana Flats, a restaurant chain, where he was responsible for all the external financial accounting and reporting systems, audit and tax management, and banking relationships.  Prior to that from 2004 to 2008, Mr. Sawyers served as Director of Finance and Special Projects at Curascript, Inc. and before that was the Assistant Controller at Priority Healthcare which was acquired by Express Scripts and combined with their subsidiary Curascript, Inc.

Executive officers of the Company are appointed by, and serve at the discretion of, the Board, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company. Each executive officer is a full time employee of the Company.

Summary Compensation Table

The following table summarizes aggregate amounts of compensation paid or accrued by the Company in fiscal 2013 and 2012 for services rendered by (i) our principal executive officer, and (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2013 (the “Named Executive Officers”).

Grants or awards of certain performance-based compensation may be made after fiscal year-end. The amounts reflected in the Summary Compensation Table under the heading “Stock Awards” and “Option Awards” for a given fiscal year, include the grants or awards made after fiscal year-end that relate to or are earned in the prior year.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)
Glenn D. Estrella	2013	250,000	-	-	277,000	-	-	527,000
President, Chief
Executive Officer	2012	250,000	-	-	102,900	-	-	352,900
And Director (4)
Barbara M. Johnson	2013	175,000	-		203,600	-	-	378,600
Vice President, General
Counsel and Secretary (6)	2012	175,000	-	-	132,700	-	-	307,700
W. Jeffrey Sawyers	2013	100,000	-	-	140,200	-	-	240,200
Chief Financial
Officer (7)	2012	100,000	-	-	69,700	-	-	169,700

(1)
The amounts reported in the “Stock Awards” column of the table above reflect the aggregate grant date fair value. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. In November 2012 and December 2013, Messrs. Estrella and Sawyers and Ms. Johnson entered into rescission agreements with us, whereby the parties mutually agreed to rescind the issuances of certain shares of common stock that had been issued to Mr. Estrella, Mr. Sawyers and Ms. Johnson, respectively, during prior years.  They received options to purchase shares of Common Stock with an exercise price equal to the closing price of the Company’s Common Stock on such date.

(2)
The amounts reported in the “Option Awards” column of the table above reflect the aggregate grant date fair value based on a Black Scholes model valuation as of the grant date. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements.

(3)	Amounts reported only if in excess of $10,000.
(4)
Mr. Estrella’s salary includes $144,792 and $229,164 of accrued unpaid wages for the years ending December 31, 2013 and 2012, respectively. Mr. Estrella received options to purchase 7,692,308 shares of Common Stock with an exercise price equal to the then market price of the Company’s Common Stock in lieu of $100,000 of accrued unpaid wages in 2013.

(6)
Ms. Johnson’s salary includes $60,417 and $160,413 of accrued unpaid wages for the years ending December 31, 2013 and 2012, respectively. Ms. Johnson received options to purchase 7,692,308 shares of Common Stock with an exercise price equal to the then market price of the Company’s Common Stock in lieu of $100,000 of accrued unpaid wages in 2013.

(7)
Mr. Sawyers’ salary includes $18,245 of accrued unpaid wages for the year ending December 31, 2012.  Mr. Sawyers received options to purchase 6,750,000 shares of Common Stock with an exercise price equal to the then market price of the Company’s Common Stock in lieu of $87,750 of accrued unpaid wages in 2013.

Summary of Agreements with Named Executive Officers

Mr. Estrella entered into an Amended and Restated Employment Agreement with the Company on July 30, 2013.  Mr. Estrella receives a salary of $250,000 per year and is eligible to receive an annual bonus as determined by the Board. Upon a termination by the Company of Mr. Estrella’s employment other than for Cause or as a result of death or Disability, or upon a termination by Mr. Estrella of his employment for Good Reason (each as defined in the agreement), Mr. Estrella shall receive six months of his base salary, a pro-rated annual bonus as determined by the Board of Directors, and all health benefits for Mr. Estrella and his family for six months.

On October 6, 2010, the Company and Ms. Johnson entered into an Employment Agreement outlining the terms pursuant to which Ms. Johnson shall serve as Vice President, General Counsel and Secretary of the Company.   Pursuant to the agreement, Ms. Johnson received 1,000,000 shares of restricted stock that have vested and an option for 1,300,000 shares of Common Stock that vested in full after three months at an exercise price of $0.094 per share (which option has subsequently expired). Ms. Johnson’s salary has been set by the Board at $175,000 per year and she is eligible to receive an annual bonus as determined by the Board.   Upon a termination by the Company of Ms. Johnson’s employment other than for Cause or as a result of death or Disability, or upon a termination by Ms. Johnson of her employment for Good Reason (each as defined in the agreement), Ms. Johnson shall receive six months of her base salary, a pro-rated annual bonus as determined by the Board of Directors, and all health benefits for Ms. Johnson and her family for six months.

On February 8, 2011, in connection with the commencement of Mr. Sawyers’ employment with us, Mr. Sawyers entered into an employment agreement pursuant to which Mr. Sawyers receives a salary of $100,000 per year and is eligible to receive an annual bonus as determined by the Board. Mr. Sawyers received an option for 1,500,000 shares of common stock that vested 500,000 shares on signing with the remainder to vest ratably over an 18-month period (which option has subsequently expired). Mr. Sawyers will be entitled to six months severance upon termination of his employment by us without Cause (other than as the result of death or Disability) as such terms are defined in his agreement, including base salary and health care continuation.

In April 2012 and February 2013, Messrs. Estrella and Sawyers and Ms. Johnson entered into restricted stock agreements with us relating to the grant to them of certain shares of restricted common stock, which agreements were subsequently terminated.

In October 2012, Messrs. Estrella and Sawyers and Ms. Johnson entered into option agreements with us for shares of common stock at an exercise price of $0.0149 per share, which was the closing price of our common stock on the date the Board of Directors approved the issuance of the options, pursuant to certain option agreements and such options vested 75% on the grant date and the remainder over a one-year period.

In November 2012, Messrs. Estrella and Sawyers and Ms. Johnson entered into a rescission agreement with us, whereby the parties mutually agreed to rescind the issuances of certain shares of common stock that had been issued to Mr. Estrella, Mr. Sawyers and Ms. Johnson, respectively, during 2011 and 2012 but which shares vested in 2012, and received options to purchase certain shares of common stock at an exercise price of $0.023 per share, which was the closing price of our common stock on the date the Board of Directors approved the issuance of the options, pursuant to certain option agreements.  The options are fully vested and are exercisable until the earlier of seven years from the effective date of the options or 90 days after the termination of their respective employment with us.

In July 2013, Messrs. Estrella and Sawyers and Ms. Johnson received options to purchase certain shares of common stock at an exercise price of $0.0238 per share, which was the closing price of our common stock on the date the Board of Directors approved the issuance of the options, pursuant to certain option agreements.  The options are fully vested and are exercisable until the earlier of seven years from the effective date of the options or 90 days after the termination of their respective employment with us.

In September 2013, Messrs. Estrella and Sawyers and Ms. Johnson received options to purchase certain shares of common stock in lieu of accrued wages at an exercise price of $0.013 per share, which was the closing price of our common stock on the date the Board of Directors approved the issuance of the options, pursuant to certain option agreements.  The options are fully vested and are exercisable until the earlier of seven years from the effective date of the options or 90 days after the termination of their respective employment with us.

In December 2013, Messrs. Estrella and Sawyers and Ms. Johnson entered into a rescission agreement with us, whereby the parties mutually agreed to rescind the issuances of certain shares of common stock that had been issued to Mr. Estrella, Mr. Sawyers and Ms. Johnson, respectively, during 2013 and received options to purchase certain shares of common stock at an exercise price of $0.0096 per share, which was the closing price of our common stock on the date the Board of Directors approved the issuance of the options, pursuant to certain option agreements.  The options are fully vested and are exercisable until the earlier of seven years from the effective date of the options or 90 days after the termination of their respective employment with us.

The Company has entered into indemnification agreements with each of its executive officers and directors whereby the Company agrees to indemnify, defend and hold harmless each such person to the fullest extent permitted by law against all damages and expenses incurred by such person relating to any action taken or omitted to be taken in his or her capacity as such executive officer or director of the Company, subject to certain limitations.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2013, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards(1)					Stock Awards (2)
						Number
						of
						Shares
						or Units	Market
	Number of	Number of				of Stock	Value of
	Securities	Securities				That	Shares or
	Underlying	Underlying		Option		Have	Units of
	Unexercised	Unexercised		Exercise	Option	Not	Stock That
	Options (#)	Options (#)		Price	Expiration	Vested	Have Not
Name	Exercisable	Unexercisable		($)	Date	(#)	Vested ($)
Glenn D. Estrella (3)	1,000,000	-		0.075	3/1/14	-	-
	4,000,000	-		0.075	3/29/18	-	-
	3,000,000	-		0.0149	10/1/19	-	-
	9,266,667	-		0.023	11/12/19	-	-
	5,000,000	-		0.0238	7/28/20	-	-
	7,692,308	-		0.013	9/24/20	-	-
	5,000,000	-		0.0096	12/30/20	-	-
Barbara M. Johnson (3)	750,000	-		0.075	3/1/14	-	-
	2,000,000	-		0.075	3/29/18	-	-
	5,000,000	-		0.0149	10/1/19	-	-
	6,400,000	-		0.023	11/12/19	-	-
	4,000,000		-	0.0238	7/28/20	-	-
	7,692,308	-		0.013	9/24/20	-	-
	4,000,000	-		0.0096	12/30/20	-	-
W. Jeffrey Sawyers (3)	1,500,000	-		0.07	2/17/14	-	-
	500,000	-		0.075	3/29/18	-	-
	3,000,000	-		0.0149	10/1/19	-	-
	1,750,000	-		0.023	11/12/19	-	-
	3,000,000	-		0.0238	7/28/20	-	-
	6,750,000	-		0.013	9/24/20	-	-
	3,000,000	-		0.0096	12/30/20	-	-

(1)
The options in the table above were granted under the Company’s 2011 or 2013 Equity Compensation Incentive Plans except for the 3/30/11, 11/13/12, 2/7/13, 9/25/13 and 12/31/13 grants, which were non-qualified options outside the Plans.

(2)	In November 2012 and December 2013, Messrs. Estrella and Sawyers and Ms. Johnson entered into rescission agreements with us, whereby the parties mutually agreed to rescind the issuances of certain shares of Common Stock that had been previously issued to Mr. Estrella, Mr. Sawyers and Ms. Johnson, respectively.
(3)	The 9/25/13 option grants were in lieu of accrued wages and had an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

Option Exercises and Stock Vested Table

The following table sets forth summary information regarding the options exercised by and the vesting of stock held by each of the Named Executive Officers during the fiscal year ended December 31, 2013.

Option Exercises and Stock Vested
	Option Awards		Stock Awards (1)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Glenn D. Estrella	-	-	-	-

Barbara M. Johnson	-	-	-	-

W. Jeffrey Sawyers	-	-	-	-

(1)
In November 2012 and December 2013, Messrs. Estrella and Sawyers and Ms. Johnson entered into a rescission agreement with us, whereby the parties mutually agreed to rescind the issuances of certain shares of Common Stock that had been previously issued to Mr. Estrella, Mr. Sawyers and Ms. Johnson, respectively.

Potential Payments upon Termination or Change of Control

As discussed above, the Company has entered into certain employment agreements with Messrs. Estrella and Sawyers and Ms. Johnson that contain severance provisions.

In the event of a termination of the executive’s employment by the Company without Cause (other than as the result of death or Disability), or by the executive for Good Reason (as defined in their employment agreements), the executive shall be entitled to the following:

•
(i) for Mr. Estrella, and for Ms. Johnson, their respective annual base salary plus a prorated portion of their respective annual bonus determined in good faith by the Board for six months following such termination, and (ii) for Mr. Sawyers, his annual base salary for six months following such termination;

•	for a period of six months following such termination, continued health benefits for the executive and his or her family; and
•	accrued vacation pay.

As a condition to the receipt by the executive of any payment or benefit under their employment agreement, the executive must first execute a valid, binding and irrevocable general release in favor of the Company in a form reasonably acceptable to the Company.

The following table shows the payments to which the Named Executive Officers would have been entitled pursuant to his or her employment agreement and certain restricted stock agreement had (i) his or her employment been terminated as of December 31, 2013 and (ii) a change of control occurred on December 31, 2013.

Potential Payments Upon Termination or Change of Control

Name	Salary ($) (1)	Non-Equity Incentive Plan Compensation ($)(3)	Equity Incentive Plan Compensation ($)(3)	Benefits ($) (2)	Equity Awards ($) (3)
Glenn D. Estrella (4)	125,000	-	-	8,796	-
Glenn D. Estrella (5)	-	-	-	-	-
Barbara M. Johnson (4)	87,500	-	-	-	-
Barbara M. Johnson (5)	-	-	-	-	-
W. Jeffrey Sawyers (4)	50,000	-	-	4,530	-
W. Jeffrey Sawyers (5)	-	-	-	-	-

(1)
For Mr. Estrella, Ms. Johnson and Mr. Sawyers, reflects six months of their respective base salaries. No bonus payment is included since any bonus payment on a termination of employment is to be determined at the discretion of the Board.

(2)	Reflects the continuation of medical and dental benefits under group benefit plans. Ms. Johnson is not currently covered by the Company’s medical and dental plans.
(3)
All options held by Mr. Estrella, Ms. Johnson and Mr. Sawyers were fully exercisable at December 31, 2013, so no amount is recorded in connection with the acceleration of any options on a change of control effective December 31, 2013.

(4)	Reflects the termination of his or her employment as of December 31, 2013.
(5)	Reflects the occurrence of a change of control as of December 31, 2013.

Compensation Committee Interlocks and Insider Participation

Mr. Pruett and General Jackson served as members of our Compensation Committee in fiscal 2013. Glenn D. Estrella, our President and Chief Executive Officer and a member of the Board, participated in discussions of the Board concerning executive officer compensation in 2013. No member of the Compensation Committee was an officer or employee of the Company or a former officer of the Company, and except as disclosed in “Certain Relationships and Related Transactions” below, had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.  None of our executive officers (i) served as a member of the compensation committee (or other committee performing equivalent functions) of another entity, one of whose executive officers served as a either a director or a member of the Compensation Committee of the Company, or (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee.

Certain Relationships and Related Transactions

We have adopted a written policy that any transactions in which the aggregate amount involved is reasonably expected to exceed $120,000 between us and our executive officers, directors, and greater than 5% stockholders and immediate family members of any such persons will be approved by the Audit Committee of the Board of Directors.  In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account all relevant information including, among other factors, whether such transaction is on terms no less favorable to us than could be obtained from unaffiliated third parties under the same or similar circumstances, whether the transaction is in the ordinary course of our business, the dollar value of the transaction, the purpose of and potential benefit to us, and the extent of the related person’s interest in such transaction.

Ms. Hulo, a member of our board of directors, is the general manager of Eastcor Engineering, LLC, to whom we paid $85,260 in fiscal 2012.

PROPOSAL II

TO VOTE ON A NONBINDING ADVISORY RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity at the 2014 Annual Meeting to vote on the following non-binding and advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the shareholders of the Company approve, in a non-binding, advisory vote, the Company’s executive compensation as disclosed in the Company’s proxy statement under the heading “Information About Executive Officers.”

The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. The Compensation Committee has implemented an executive compensation program that rewards performance and is designed to attract, retain and motivate the key individuals who are most capable of contributing to the Company’s success and building long-term value for its stockholders. The Company believes that its executive compensation program, which emphasizes equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders. The Compensation Committee retains discretion as to equity awards to ensure the goals of the overall program are met and recognizes the need to retain our key individuals through equity awards especially when it is not always possible to pay cash salaries. The Company believes that the compensation program is strongly aligned with the long-term interests of shareholders.

We structure our executive compensation to retain our key individuals and reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to this philosophy. The Compensation Committee is responsible for designing an executive compensation program that is focused on retention of key individuals and rewards the achievement of financial and non-financial goals through a combination of cash, when available, and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation provides a structure in which executives are rewarded for achieving results that the Compensation Committee believes will enhance stockholder value.  The Compensation Committee believes that stockholder interests are best served by compensating employees at industry competitive rates, enabling us to attract and retain the best available talent and recognize superior performance while providing incentives to achieve overall business and financial objectives. By doing so, the Compensation Committee believes that our ability to achieve financial and non-financial goals is enhanced.

The Board urges stockholders to read the “Information About Executive Officers” section of this proxy statement, which describes in more detail the compensation that has been issued to our executive officers, and which includes the Summary Compensation Table and other related compensation tables and narrative, of this proxy statement. The Compensation Committee and the Board believe that the policies and procedures of its executive compensation program are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

            While the vote is advisory and thus not binding on the Company, the Board and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is necessary for the approval of Proposal II.

The Board of Directors unanimously recommends a vote “FOR” the nonbinding advisory resolution approving the Company’s executive compensation.

PROPOSAL III

TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM, ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

Rosen Seymour Shapss Martin & Company LLP (“ RSSM ”) currently serves as the Company’s independent registered public accounting firm. The Board of Directors is seeking ratification of the Audit Committee’s appointment of RSSM to continue to serve as the registered public accounting firm and as auditors of the Company’s consolidated financial statements for the fiscal year ending December 31, 2014.

Independent Registered Public Accounting Firm for the Fiscal Year 2014

The Audit Committee of the Board of Directors has appointed the firm of RSSM to serve as the registered public accounting firm and as auditors of the Company’s consolidated financial statements for the fiscal year ending December 31, 2014.

A representative of RSSM is expected to be available at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

The Board of Directors has put the ratification of the appointment of RSSM before the stockholders because the Board believes that seeking stockholder ratification of the appointment of the independent registered public accounting firm is good corporate practice. If the appointment of RSSM is not ratified, the Audit Committee will first review the basis for the stockholder vote and the Company’s relationship with RSSM and will then take such action as it deems necessary. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Approval of Proposal III requires the affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of the Company’s independent registered public accounting firm, Rosen Seymour Shapss Martin & Company LLP.

Principal Accountant Fees and Services

Fees for Services

The following table sets forth the aggregate fees accrued or paid for services provided by RSSM, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees	$147,266	$153,000
Audit-related Fees	-	2,296
Tax Fees	-	-
All Other Fees	-	-
Total:	$147,266	$155,296

Audit Fees. These are aggregate fees billed for professional services rendered by RSSM for the fiscal years ended December 31, 2013 and 2012 for (a) the annual audit of the Company’s financial statements for each such fiscal year included in the Company’s Annual Report on Form 10-K, (b) reviews of the quarterly financial information included in the Company’s Quarterly Reports on Form 10-Q for each such fiscal year, (c) reviews of SEC filings, and (d) the audit of the Company’s acquisition subsidiary’s financial statements for the year ended December 31, 2012.

Audit-related Fees. These are aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting, are generally performed by the Auditor and are not reported as audit fees. These services also include permissible internal control-related services and due diligence pertaining to potential business acquisitions/dispositions, and consultations regarding the implementation of new accounting requirements.

Tax Fees. These are aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. These are aggregate fees for products and services other than those services previously reported.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining RSSM’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by RSSM, the independent registered public accounting firm, and the related budgets for such services. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that RSSM’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. Since the formation of the Audit Committee in January 2011, Audit Committee pre-approval has been sought for the provision of all services by RSSM.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward the Notice and Proxy Materials to the owners of Common Stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. The Company may also engage a proxy solicitator to assist in the solicitation of proxies from stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and holders of more than 10% of its Common Stock (collectively, “ Reporting Persons ”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Reporting Persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2013, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2013, except that certain Forms 4 were filed late.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and the Proxy Materials are available at www.proxyvote.com .

WORLD SURVEILLANCE GROUP INC.

Annual Meeting of Stockholders to be held on July 29, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Glenn D. Estrella and Barbara M. Johnson and each of them, with full power of substitution, as proxies and attorney’s-in-fact to represent and vote all shares of Common Stock of World Surveillance Group Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on July 29, 2014, at 10:00 a.m. local time, at the Radisson Resort at the Port, located at 8701 Astronaut Boulevard, Cape Canaveral, Florida 32920, and at all adjournments thereof, upon matters set forth in the Notice of 2014 Annual Meeting of Stockholders To Be Held on July 29, 2014 and the Proxy Statement dated June 16, 2014, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NAMED HEREIN AS A CLASS I DIRECTOR, FOR THE VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF THE APPOINTMENT OF WSGI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be marked, dated and signed on reverse side

WORLD SURVEILLANCE GROUP INC.
51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET
Before the Meeting – Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/wsgi2014
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting.  Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
 If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to World Surveillance Group Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

WORLD SURVEILLANCE GROUP INC.

Election of Directors

The Company’s Board of Directors recommends that you vote FOR the one nominee to be a Class I Director:
1.	To elect one (1) Class I Director to serve for a three-year term.

For All	Withhold All	For All Except:

☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:
(01) Wayne P. Jackson

The Company’s Board of Directors recommends that you vote FOR Proposals 2 and 3:	For	Against	Abstain
2. To adopt, on a non-binding and advisory basis, a resolution approving the Company’s executive compensation	☐	☐	☐
3. To ratify the appointment of the Company’s independent registered public accounting firm, Rosen Seymour Shapss Martin & Company LLP	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

NOTE: Please sign exactly as name(s) appear(s) below. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.              ☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

	Yes	No

	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION – Please indicate if you consent to receive future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date